Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Maxeon Solar Technologies, Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary Shares, no par value	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)	—	—	—	—

	Equity	Preference Shares, no par value	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)	—	—	—	—

	Other	Warrants	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)	—	—	—	—

	Other	Rights	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)	—	—	—	—

	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)	—	—	—	—

	Other	Debt Securities	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)	—	—	—	—

	Other	Units (3)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)	—	—	—	—

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					(1)		(1)

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							(1)

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933 (the “Securities Act”), the Registrant is deferring payment of all of the registration fee.
(2)

An unspecified aggregate offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.

(3)	Consisting of some or all of the securities listed above, in any combination.